Putnam High Yield Advantage, November 30, 2004 Annual Report


Because the electronic format for filing Form N SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended November 30, 2004, Putnam Management
has assumed $80,806 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 5).

72DD1 (000s omitted)		Class A		35,440
				Class B  	10,518

72DD2 (000s omitted)		Class M		42,193
				Class Y		 1,782

73A1				Class A		0.438
				Class B		0.393

73A2				Class M		0.426
				Class Y		0.450

74U1 (000s omitted)		Class A		78,622
				Class B		20,263

74U2 (000s omitted)		Class M		92,877
				Class Y		 4,257

74V1				Class A		6.16
				Class B		6.08

74V2				Class M		6.17
				Class Y		6.27